Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AZZ incorporated
Fort Worth, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 9, 2008, relating to the consolidated financial statements, the effectiveness of AZZ incorporated’s internal control over financial reporting and schedule of AZZ incorporated (the “Company”) appearing in the Company's Annual Report on Form 10-K for the year ended February 29, 2008.

/s/ BDO Seidman, LLP

Dallas, Texas
August 11, 2008